PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-33362
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)


                          [HOLDRS SEMICONDUCTOR LOGO]



                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                    Share          Primary
                Name of Company                      Ticker        Amounts      Trading Market
         ----------------------------------------  ----------  --------------  ----------------
         Advanced Micro Devices, Inc.                 AMD             4              NYSE
         Altera Corporation                           ALTR            6             NASDAQ
         Amkor Technology, Inc.                       AMKR            2             NASDAQ
         Analog Devices, Inc.                         ADI             6              NYSE
         Applied Materials, Inc.                      AMAT           26             NASDAQ
         Atmel Corporation                            ATML            8             NASDAQ
         Broadcom Corporation                         BRCM            3             NASDAQ
         Intel Corporation                            INTC           30             NASDAQ
         KLA-Tencor Corporation                       KLAC            3             NASDAQ
         Linear Technology Corporation                LLTC            5             NASDAQ
         LSI Logic Corporation                        LSI             5              NYSE
         Maxim Integrated Products, Inc.              MXIM            5             NASDAQ
         Micron Technology, Inc.                       MU             9              NYSE
         National Semiconductor Corporation           NSM             6              NYSE
         Novellus Systems, Inc.                       NVLS            2             NASDAQ
         SanDisk Corporation                          SNDK            2             NASDAQ
         Teradyne, Inc.                               TER             3              NYSE
         Texas Instruments, Inc.                      TXN            22              NYSE
         Vitesse Semiconductor Corporation            VTSS            3             NASDAQ
         Xilinx, Inc.                                 XLNX            5             NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.